EXHIBIT 99.1

NeuroOne Medical Technologies Corporation Announces Reverse Stock Split as Part of Uplisting Strategy to Major Exchange

Eden Prairie, MN – March 31, 2021– NeuroOne Medical Technologies Corporation (OTCQB: NMTC; NeuroOne or the Company), a medical technology company focused on improving surgical care options and outcomes for patients suffering from neurological disorders, announces today a reverse stock split of its issued and outstanding common stock, at a ratio of 1-for-3, effective at 4:01 pm Eastern time today. Beginning tomorrow, April 1, 2021, NeuroOne’s common stock will trade on a split-adjusted basis.

Dave Rosa, CEO of NeuroOne Medical Technologies Corporation says, “As part of our corporate strategy to uplist to a major exchange, we are excited to take the next step in this process. In addition to our existing shareholder base, we are grateful to our new institutional investors that have provided important growth capital to launch new products and uplist the company. We look forward to updating the market on our future progress as we move forward with a major national exchange.”

Upon effectiveness, the reverse split will cause every 3 shares of NeuroOne’s issued and outstanding common stock to be automatically combined and converted into 1 issued and outstanding share of common stock, par value $0.001 per share. The reverse stock split will reduce the number of shares of common stock issuable upon the exercise or vesting of its outstanding stock options, restricted stock units and warrants in proportion to the ratio of the reverse stock split and causes a proportionate increase in the exercise prices of such stock options and warrants.

NeuroOne’s common stock will continue to trade on the OTCQB under the symbol “NMTC.” The new CUSIP number for the common stock following the reverse split is 64130M 209.

About NeuroOne

NeuroOne Medical Technologies Corporation is a developmental stage company committed to providing minimally invasive and hi-definition solutions for EEG recording, brain stimulation and ablation solutions for patients suffering from epilepsy, Parkinson's disease, dystonia, essential tremors, chronic pain due to failed back surgeries and other related neurological disorders that may improve patient outcomes and reduce procedural costs. For more information, visit https://www.n1mtc.com.

On February 23, 2021, the Company announced it had successfully met the first performance milestone in the distribution and development agreement signed with Zimmer Biomet on July 20, 2020. In addition to acquiring exclusive global distribution rights to NeuroOne’s Evo™ (Evo) patented electrode technology, the partnership also offered the potential for NeuroOne to earn back-end milestone payments if certain events were met within a specified time frame.

NeuroOne received FDA clearance for its Evo cortical technology in November 2019.

In partnership with Mayo Clinic, Wisconsin Alumni Research Foundation (WARF) and other prominent academic medical centers, the Company began developing its cortical electrode technology in 2015. The Company initially focused its efforts on the epilepsy and intraoperative tumor monitoring markets. NeuroOne intends to continue to develop the technology for use in therapeutic applications for Parkinson’s disease, epilepsy and pain management due to failed back surgery procedures.

Forward Looking Statements

This press release contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. Except for statements of historical fact, any information contained in this presentation may be a forward-looking statement that reflects NeuroOne’s current views about future events and are subject to known and unknown risks, uncertainties and other factors that may cause our actual results, levels of activity, performance or achievements to be materially different from the information expressed or implied by these forward-looking statements. In some cases, you can identify forward-looking statements by the words "may," "might," "will," "could," "would," "should," "expect," "intend," "plan," "objective," "anticipate," "believe," "estimate," "predict," "project," "potential," "target," "seek," "contemplate," "continue" and "ongoing," or the negative of these terms, or other comparable terminology intended to identify statements about the future. Forward-looking statements may include statements regarding the potential uplisting on the Nasdaq Stock Market, the timing of submission of our second 510(k) application, the receipt of regulatory clearance, the timing and extent of product launch and commercialization of the technology (including the targeted product launch in 2021), what the future may hold for electrical stimulation and NeuroOne’s potential role, business strategy, market size, potential growth opportunities, plans for product applications and product development, future operations, future efficiencies, and other financial and operating information. Although NeuroOne believes that we have a reasonable basis for each forward-looking statement, we caution you that these statements are based on a combination of facts and factors currently known by us and our expectations of the future, about which we cannot be certain. Our actual future results may be materially different from what we expect due to factors largely outside our control, including risks that the partnership with Zimmer Biomet may not facilitate the commercialization or market acceptance of our technology; risks that our sEEG electrodes may not be ready for commercialization in a timely manner or at all; risks that our technology will not perform as expected based on results of our pre-clinical and clinical trials, our ability to raise additional funds, uncertainties inherent in the development process of our technology, changes in regulatory requirements or decisions of regulatory authorities, the size and growth potential of the markets for our technology, clinical trial patient enrollment, the results of clinical trials, our ability to protect our intellectual property rights and other risks, uncertainties and assumptions, including those described under the heading "Risk Factors" in our filings with the Securities and Exchange Commission. These forward-looking statements speak only as of the date of this press release and NeuroOne undertakes no obligation to revise or update any forward-looking statements for any reason, even if new information becomes available in the future.

Investor Relations Contact:

Kelly Novak

Perspective Communications
kellyn@n1mtc.com

"Caution: Federal law restricts this device to sale by or on the order of a physician"

SOURCE: NeuroOne Medical Technologies Corporation